UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 8, 2015

 EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34742	26-2828128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Express Drive Columbus, Ohio	43230
(Address of principal executive offices)	(Zip Code)
(614) 474-4001
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Executive Compensation Changes
In connection with the previously announced retirement of Mr. Michael Weiss as Chief Executive Officer of Express, Inc. on January 30, 2015, the Compensation and Governance Committee of the Board of Directors (the “Committee”) has approved the accelerated vesting of certain of Mr. Weiss’ outstanding equity awards, effective as of January 30, 2015, as follows:

•
Performance-Based Restricted Stock Units Granted in 2013. All Performance-Based Restricted Stock Units (RSUs) granted to Mr. Weiss in 2013 that became tentatively vested based on performance but remain subject to time-based vesting terms, consisting of 58,573 RSUs, will become fully vested on January 30, 2015.

•	Restricted Stock Units Granted in 2014. All of the RSUs granted to Mr. Weiss in 2014 that are subject to time-based vesting, consisting of 83,832 RSUs, will become fully vested on January 30, 2015.

•
Performance-Based Restricted Stock Units Granted in 2014. All of the Performance-Based RSUs granted to Mr. Weiss in 2014, if any, that are determined to be earned based on Adjusted Earnings per Diluted Share for the performance period consisting of fiscal years 2014 and 2015 will become fully vested on the date that achievement of the performance criteria is determined by the Committee.

All outstanding and unvested stock options previously awarded to Mr. Weiss will continue to vest in accordance with their terms.

For additional information about these awards, please refer to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 8, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESS, INC.
Date: January 9, 2015	By	/s/ Lacey J. Bundy
Lacey J. Bundy
Senior Vice President, General Counsel and Secretary